                               SERVICES AGREEMENT

    THIS SERVICES AGREEMENT (this "Agreement"), is entered into as of January 29, 1999 ("Effective Date"), by and between Siteman, Inc., a California corporation ("Siteman") formed by Encanto Networks, Inc., a California corporation ("Encanto" or "Encanto Networks") to complete the Purchase (as defined below), and iXL, Inc., a Delaware corporation ("iXL").

    WHEREAS, iXL owns and operates businesses known as Siteman and MerchantWAVE that are engaged in the business of the development and maintenance of a template tool for multiple Web site management (collectively, the "Business");

    WHEREAS, pursuant to that certain Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement"), Siteman will acquire from iXL and iXL will transfer to Siteman, certain properties, assets, and rights of iXL related to the Business (the "Purchase");

    WHEREAS, Siteman desires that iXL provide certain interactive services including strategic consulting, Web development, multimedia development, custom software development, Web site management applications, Web site hosting, Web site marketing and other services as agreed to (the "iXL Services");

    WHEREAS, the Asset Purchase Agreement provides for payment of at least $1,500,000 of fees to iXL from Siteman, Encanto Networks or certain designees of Siteman or Encanto (defined below as "Siteman Customers") as partial consideration for the Purchase; and

    WHEREAS, iXL and Siteman have agreed to enter into this Agreement to reflect the parties' respective rights and obligations with respect to the provision of such services.

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, iXL and Siteman hereby agree as follows:

1.  SERVICES.

    (a) iXL hereby agrees to perform for Siteman, Encanto Networks and Siteman Customers (as defined below) the iXL Services as described in (i) a statement of work agreed to by iXL that will be attached hereto and incorporated herein, if the statement of work is between iXL and Siteman, and
(ii) a statement of work agreed to by iXL that will be attached to a master services agreement between iXL and either Encanto Networks or a Siteman Customer. The statement of work shall at a minimum include a description of the services to be provided and the corresponding fees. Each Statement of Work shall be successively numbered (e.g., 1,2,3,etc.). Each statement of work between iXL and Siteman that satisfies the description in this paragraph is referred to in this Agreement as a "Statement of Work". As used in this Agreement, "Siteman

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Customer" means any entity or person that has or has had an agreement with
Siteman or Encanto Networks within twelve months prior to any referral, or is entering into an agreement with Siteman in connection with such referral, or is any designee of Siteman or Encanto that (i) Siteman and/or Encanto refer(s) to iXL, and that (ii) does not have or did not have an agreement with iXL within twelve months prior to any introduction or referral by Siteman or Encanto to iXL, or is not already entering into an agreement with iXL at the time of such introduction or referral. "Purchaser" means either Siteman or Encanto Networks with respect to the Statement of Work entered into with iXL. iXL may engage subcontractor(s) (including any affiliates of iXL) to perform services rendered hereunder and pursuant to any Statement of Work, with the prior approval of Siteman, Encanto Networks, or the Purchaser, provided such approval is not unreasonably withheld, and provided such subcontractors agree to be bound by the terms and conditions hereunder and in the applicable Statement of Work.

    (b) If there is any difference between the terms and conditions of any Statement of Work attached hereto and any other portion of this Agreement, the terms of the Statement of Work shall control, with the exception of
Section 6 (which confirms that no joint venture, partnership or other relationship has been created in connection with this Agreement). In the event of a conflict between Section 6 of this Agreement and any language in a Statement of Work, Section 6 of this Agreement shall control.

    (c) In the event that Purchaser is reasonably dissatisfied with any iXL Services provided hereunder, due to iXL's failure to perform the iXL Services in material conformance with the Statement of Work, Purchaser shall provide notice to iXL no later than ten (10) days following iXL's delivery of such iXL Services, indicating any intent of nonpayment by Purchaser and the reasons therefor ("Notice"). The parties shall use good faith efforts to resolve the issue of nonpayment to the satisfaction of both parties and such disputed Fees shall not be deemed overdue fees until (i) such time as the parties resolve such dispute, or (ii) 90 days, whichever is later in time. If Purchaser does not provide Notice to iXL within ten (10) days of the provision of any iXL Services, Purchaser shall be deemed to have accepted the performance of such iXL Services and shall be liable to iXL for payment for such iXL Services.

2. CHANGE ORDERS; ADMINISTRATION. Any modifications to the specifications in a Statement of Work shall require execution of a written change order by both parties to this Agreement (a "Change Order") which shall substantially conform to the format set forth in Exhibit A. Each Change Order complying with this section shall be deemed to be an amendment to the applicable Statement of Work and will become part of this Agreement.

3.  FEES.

    (a) CHARGES. For the services provided hereunder, Purchaser shall pay to iXL the fees in the amount and manner set forth herein and in the applicable Statement of Work, in accordance with iXL's existing rate card charges or as otherwise mutually agreed upon by the parties. All fees and expenses incurred by iXL in the performance of the services will be billed to Purchaser on a monthly basis or as set forth in a Statement of Work.

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    (b)  Pursuant to the Asset Purchase Agreement and this Agreement, Siteman agrees to purchase and/or refer to iXL, and iXL agrees to provide to the Purchasers and Siteman Customers, an aggregate of at least one million five hundred thousand dollars ($1,500,000), excluding taxes, in iXL Services over the Term (as defined below) ("Service Fee Commitment"). All fees actually received by iXL for iXL Services provided under this Agreement (as well as all fees incurred and paid for iXL Services provided to Encanto prior to the Effective Date during November 1998 through the closing of the acquisition) and iXL's agreements with Siteman Customers shall be added in the aggregate, on a dollar-for-dollar basis, until such time as the one million five hundred thousand dollars ($1,500,000) has been paid in full, excluding payment of taxes. If on the last day of the Term, iXL has not received an aggregate of at least one million five hundred thousand dollars ($1,500,000), excluding taxes, for iXL Services performed for or on behalf of Purchasers or Siteman Customers pursuant to this Agreement, then Siteman hereby agrees, to pay the difference between (i) one million five hundred thousand ($1,500,000), and
(ii) the total aggregate fees received by iXL for iXL Services provided during the entire Term, such difference to be paid to iXL in a lump sum payment immediately at the end of the thirty (30) month period.

    (c) EXPENSES. Purchaser will pay, or reimburse iXL for, any out-of-pocket expenses, including, without limitation, travel and travel-related expenses, incurred by iXL at the request of and with the prior approval of Purchaser in connection with the performance of this Agreement. Reasonable and customary expenses incurred by iXL, including without limitation expenses incurred for travel, including local transportation, lodging, meals, telephone, shipping and duplicating, will be billed to Purchaser at actual cost. Travel expenses incurred by iXL personnel on behalf of Purchaser shall be consistent with the iXL travel policy. Such travel policy is available upon Purchaser's request.

    (d) TAXES. Purchaser will pay all sales, use, transfer, privilege, excise or other taxes and all duties, whether international, national, state or local, however designated, which are levied or imposed by reason of the transactions contemplated hereby; excluding, however, income taxes on profits which may be levied against iXL.

    (e) TIME OF PAYMENT. Any sum due iXL hereunder will be due and payable within thirty (30) days after the due date of an invoice therefor from iXL.

4.  TERM AND TERMINATION.

    (a) TERM. This Agreement shall be effective as of the Effective Date and shall extend for a period of thirty (30) months or until earlier terminated as provided below (the "Term"). This Agreement may be terminated at any time, with or without cause, by Siteman; provided, however, that Siteman satisfies the Service Fee Commitment prior to such termination. This Agreement may be terminated by iXL only in the event of (i) non-payment by Siteman, such non-payment subject to the terms and conditions hereunder (including opportunity to cure) and any terms set forth in the applicable Statement of Work; (ii) material breach of any confidentiality agreement or provision or non-disclosure agreement or provision, where such material breach is not cured as provided within the applicable agreement or provision; or (iii)

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material breach of any agreement or provision regarding ownership of intellectual property, where such material breach is not cured as provided the applicable agreement or provision. If for any reason this Agreement is terminated prior to the expiration of the Term in accordance with this Section 4, the Term shall be deemed to have automatically expired and Siteman's payment under Section 3(b) shall immediately become due to iXL.

    (b) TERMINATION OF STATEMENT OF WORK FOR CAUSE. In the event that either party hereto materially defaults in the performance of any of its duties or obligations under a Statement of Work and does not substantially cure such default, or commence a cure, within thirty (30) days after being given written notice specifying the default, then the non-defaulting party may, by giving written notice thereof to the defaulting party, terminate the Statement of Work, but not this Agreement, as of a date specified in such notice of termination.

    (c) EFFECT OF TERMINATION. Upon termination of this Agreement, Purchaser shall be obligated to pay iXL for all iXL Services rendered pursuant to any outstanding Statements of Work through the effective date of such termination, and Siteman shall be obligated to pay iXL the Service Fee Committment. Upon termination of a Statement of Work, Purchaser shall be obligated to pay iXL for all iXL Services rendered pursuant to the Statement of Work through the effective date of such termination.

    (d) SURVIVAL. Termination of this Agreement by Siteman pursuant to the provisions of this Section 4 shall terminate each party's obligations under this Agreement except for the provisions of Section 3 (Fees), Section 4 (Term and Termination), Section 5 (Intellectual Property Rights), Section 7 (Limitation of Liability), Section 8 (Exclusion of Warranties), and Section 9 (Miscellaneous), all of which shall survive termination of this Agreement.

5. INTELLECTUAL PROPERTY RIGHTS. The parties acknowledge and agree that all rights to any developments, inventions, discoveries, including without limitation, all copyrights, trademarks, tradenames, design and images, logos, algorithms, code, trade secrets, patents or other intellectual property developed by iXL for the Purchasers pursuant to its performance of the iXL Services under a Statement of Work shall be the sole property of the Purchasers, unless otherwise provided in the License Agreement between the parties executed simultaneously herewith, and unless otherwise provided in any Statement of Work and any Terms and Conditions attached thereto.

6. RELATIONSHIP OF THE PARTIES. The relationship of iXL to Siteman shall be that of an independent contractor. Both iXL and Siteman acknowledge and agree that (i) neither is the employee or employer of the other, and (ii) nothing contained in this Agreement shall constitute or be construed to create a partnership or joint venture between iXL and Siteman.

7.  LIMITATION ON LIABILITY.

    (a) iXL SHALL NOT BE LIABLE TO THE PURCHASERS FOR ANY ACTS OR OMISSIONS IN THE PERFORMANCE OF THE SERVICES SET FORTH IN THIS AGREEMENT; PROVIDED THAT THE FOREGOING SHALL NOT APPLY TO ANY

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

INTENTIONALLY WRONGFUL OR GROSSLY NEGLIGENT ACTS OF iXL AND PROVIDED FURTHER THAT THE PURCHASERS RETAIN ALL RIGHTS TO DISPUTE PAYMENT FOR SERVICES NOT PERFORMED OR NOT PERFORMED SATISFACTORILY.

    (b)  EXCEPT FOR SITEMAN'S LIABILITY FOR PAYMENT TO iXL FOR THE iXL
SERVICES AND THE SERVICE FEE COMMITMENT, IN NO EVENT WHATSOEVER SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON, FIRM OR CORPORATION, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, OR OTHER SIMILAR TYPE OF DAMAGES, INCLUDING, YET NOT LIMITED TO, DAMAGES BASED UPON LOSS OF PROFITS AND/OR LOSS OF BUSINESS ARISING OUT OF OR
IN ANY WAY RELATED TO THIS AGREEMENT, THE PERFORMANCE THEREOF, THE USE OF THE PRODUCTS PROMISED OR SERVICES DELIVERED PURSUANT TO THIS AGREEMENT, AND/OR A PARTY'S ALLEGED BREACH OF THIS AGREEMENT, WHETHER OR NOT THE PARTY LIABLE OR ALLEGEDLY LIABLE IS INFORMED, KNEW OR SHOULD HAVE KNOWN, OF THE POSSIBILITY
OF SUCH DAMAGES IN ADVANCE.

    (c)  EXCEPT FOR SITEMAN'S LIABILITY FOR PAYMENT TO iXL FOR THE iXL
SERVICES AND THE SERVICE FEE COMMITMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNT OF MONEY WHICH SHALL EXCEED THE AMOUNT OF THE FEE(S) ACTUALLY PAID BY CLIENT
TO iXL WITH RESPECT TO THE STATEMENT(S) OF WORK UNDER WHICH THE CLAIM IS
MADE; TO THE EXTENT THAT THE CLAIM IS MADE UNDER THE AGREEMENT, EXCEPT FOR SITEMAN'S LIABILITY FOR PAYMENT TO iXL FOR THE iXL SERVICES AND THE SERVICE FEE COMMITMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNT OF MONEY WHICH SHALL EXCEED THE AGGREGATE AMOUNT OF FEES ACTUALLY PAID BY SITEMAN TO iXL FOR THE iXL SERVICES AND/OR SERVICE FEE COMMITMENT.

    (d) THE LIMITATIONS ON LIABILITY SET FORTH IN THIS SECTION SHALL APPLY TO ALL CAUSES OF ACTION, INCLUDING, YET NOT LIMITED TO, BREACH OF CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS, AND LIABILITY BASED UPON THE PROVISIONS OF ANY PART OF THIS AGREEMENT AND ANY FEDERAL, STATE AND/OR LOCAL LAW AND/OR ORDINANCE. THE LIMITATIONS ON LIABILITY REPRESENT A FUNDAMENTAL TERM OF THIS AGREEMENT AND EACH PARTY WOULD NOT HAVE ENTERED INTO THIS AGREEMENT WITHOUT THEIR INCLUSION.

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

    (e) NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THIS AGREEMENT, MAY BE BROUGHT BY PURCHASER AGAINST iXL MORE THAN ONE YEAR AFTER THE CAUSE OF ACTION HAS ARISEN.

8. Exclusion of Warranties. NEITHER iXL NOR ANY OF ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR LICENSORS WARRANTS THAT THE SERVICES OR PRODUCTS PROVIDED PURSUANT TO THIS AGREEMENT WILL BE UNINTERRUPTED OR ERROR FREE, NOR DO THEY WARRANT THAT CERTAIN RESULTS MAY BE OBTAINED BY PURCHASER IN CONNECTION WITH iXL'S RENDERING OF SERVICES OR PROVISION OF PRODUCTS HEREUNDER. iXL AND ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS AND LICENSORS MAKE NO WARRANTY, GUARANTEE OR REPRESENTATION EITHER EXPRESS OR IMPLIED REGARDING THE MERCHANTABILITY, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SERVICES OR PRODUCTS PROVIDED UNDER THIS AGREEMENT. iXL DOES NOT MAKE ANY WARRANTY OR GUARANTEE FOR ANY PRODUCTS OR SERVICES PROVIDED BY VENDORS SUGGESTED BY iXL.

9.  MISCELLANEOUS.

    (a) This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

    (b) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of laws thereof.

    (c) All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received. Notice by telex, telegram or facsimile transmission shall be deemed given when dispatched, provided the sender receives written confirmation of a successful dispatch, and the sender mails a confirming copy of such notice as provided herein:

    If to iXL:        1888 Emery Street
                      Atlanta, GA 30318-2573
                      Fax: (404) 267-4099
                      Phone: (404) 267-7650
                      Attn: T. William Alvey, III

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

    If to Siteman:    c/o Encanto Networks, Inc.
                      2953 Bunker Hill Lane, Fourth Floor
                      Santa Clara, CA 95054
                      Fax:
                      Phone:
                      Attn: Gari L. Cheever

    (d) This Agreement may not be modified or amended except by an agreement in writing signed by the parties. No waiver of any of the provisions of this Agreement shall constitute or imply a subsequent waiver of the same or any other provision hereof, whether or not similar; nor shall any waiver constitute a continuing waiver, unless otherwise agreed in writing.

    (e) The parties may assign this Agreement and any rights, duties, or obligations hereunder only to the extent provided in the Asset Purchase Agreement signed between the parties on January 29, 1999.

    (f) This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

    (g) Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

    (h) Any provision of this Agreement which is prohibited or unenforceable shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

    (i) During the course of performance of this Agreement, each party may disclose to the other certain confidential information. Each party shall hold the other party's confidential information in confidence and use its best efforts to protect it according to the terms of the Mutual Non-disclosure Agreement set forth on SCHEDULE 5.1 of the Asset Purchase Agreement.

    (j) This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

                          SIGNATURES ON FOLLOWING PAGE









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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date and year first above written.


                                       SITEMAN, INC.

                                       By:  /s/ Gari Cheever
                                          ----------------------------
                                       Name:  Gari Cheever
                                            --------------------------
                                       Title:  President
                                             -------------------------


                                       IXL, INC.

                                       By:
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------







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